                                                                   Exhibit 10.20

                                December 20, 2005

VIA HAND DELIVERY -
PERSONAL & CONFIDENTIAL

Mr. Peter Lane
1219 Ravine Drive
Mississauga, Ontario
L5J 3E4
Canada

     RE: AGREEMENT AND RELEASE BETWEEN HOLLINGER INTERNATIONAL INC. AND PETER
         LANE

Dear Peter:

We are writing to document the terms of your amicable departure from Hollinger International Inc. ("Hollinger International" or "the Company").

This agreement and release (the "Agreement and Release") sets forth the terms and conditions of the termination of your employment with Hollinger International.

Please indicate your acceptance of this Agreement and Release on or before December 23, 2005, by returning a fully executed copy of this letter to the Company on or before that date, failing which the Company will have no obligations under this Agreement and Release.

The Company is providing you a period of at least twenty-one days within which to consider this Agreement and Release in order that you have sufficient time to seek appropriate legal advice regarding this Agreement and Release.

                              AGREEMENT AND RELEASE

In consideration of the mutual benefits set out in this Agreement and Release and other good and valuable consideration, the sufficiency of which Hollinger International together with its parent corporations, affiliates, past and present officers, directors, stockholders, agents, employees, publications, legal representatives, successors, and assigns, (hereinafter collectively referred to as, the "Company") and you, hereby acknowledge, the parties to this Agreement and Release agree as follows:

1. The date of termination of your employment from the Company shall be December 31, 2005 (the "Effective Date"). As of the Effective Date you shall cease to have any on-going relationship with the Company, including as an officer and or director for the Company or any of its subsidiaries. You shall receive your regular compensation until

Mr. Peter Lane
December 20, 2005
Page 2


     the Effective Date and shall continue to be an employee of the Company, performing your regular duties and responsibilities until the Effective Date.

2. You shall receive a lump sum payment for any accrued, unused vacation time, reduced by all applicable statutory withholdings, within thirty (30) calendar days of signing this Agreement and Release.

3. Your termination shall be designated as an amicable departure (marked on your Record of Employment as "k" or "Other" and described as a "settlement") for purposes of Canadian unemployment insurance and for any pension benefits you may be eligible for under the Company's plan(s). The Company shall represent that as the basis for your termination to all third parties.

4. You shall receive a lump sum payment of Five Hundred Thousand (CDN $500,000.00) Canadian Dollars equal to one full year of your base wage (less applicable statutory and other deductions) as a severance in lieu of notice, within thirty (30) calendar days of signing this Agreement and Release.

5. The Company will discontinue you and your dependents from all Hollinger sponsored benefit programs effective December 31, 2005. In lieu of benefit continuation, the Company shall pay you a one time lump sum of Thirteen Thousand (CDN $13,000.00) Canadian Dollars, within thirty (30) calendar days of the Effective Date.

6. The Company shall reimburse you for outplacement services at a Canadian firm of your choosing up to a maximum amount of Seventy Five Thousand (CDN $75,000.00) Canadian Dollars.

7. As further consideration, the Company shall pay you an additional lump sum of Three Hundred Thousand (CDN $300,000.00) Canadian Dollars, less applicable statutory and other deductions as a retiring allowance, within thirty (30) calendar days of the Effective Date.

8. The Company agrees to transfer its ownership of the home office equipment used by you, consisting of a printer/facsimile/copier, an RIM Blackberry communications device and a laptop computer, to you, provided you allow the Company to remove any and all proprietary information from the equipment, prior to the Effective Date. Additionally, the Company shall reimburse you for the monthly service charges associated with the RIM Blackberry, for a period of one year from the Effective Date, provided you arrange to have your messages routed to a private email account.

9. The Company agrees to reimburse you for the cost of legal fees for the negotiations of this Agreement and Release, to a maximum amount of Seven Thousand (CDN $7,000.00) Canadian Dollars.

Mr. Peter Lane
December 20, 2005
Page 3


IN CONSIDERATION OF THE PAYMENTS SET OUT IN THIS AGREEMENT AND RELEASE, AND OTHER GOOD AND VALUABLE CONSIDERATION GIVEN BY THE COMPANY, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED:

1. You, Peter Lane (which term includes your agents, heirs, executors, administrators, successors, and assigns), hereby remise, release and forever discharge the Company, it's direct and indirect subsidiary companies, and all related entities, their officers, directors, servants, employees, agents and assigns and each of their heirs administrators, successors and assigns (hereinafter referred to as "Releasee") from any and all manner of demands, actions, causes of actions, suits, contracts, claims, damages, costs and expenses of any nature or kind whatsoever, whether in law or in equity, which as against the Releasee or any of them you have ever had, now have, or at anytime you or your personal representative can, shall or may have, by reason of or arising out of your employment with the Releasee, the termination from your employment with the Releasee, including but not limited to any of all claims for damages arising from the termination from your employment, constructive termination, loss of position, loss of status, loss of future job opportunity, loss of opportunity to enhance your reputation, the timing of the termination and the manner in which it was effected, loss of bonuses, loss of benefits including life insurance and short and long-term disability benefit coverage and any other type of damages by indemnity or otherwise.

2. You further agree (except for any vested or accrued benefits to which you are entitled under the Company's employee benefit plans and any rights you may have under COBRA) to WAIVE any and all rights in connection with, and to fully RELEASE and forever discharge the Company from, any and all torts, contracts, claims, suits, actions, causes of action, demands, rights, damages, costs, expenses, attorneys fees, and compensation in any form whatsoever, whether now known or unknown, which you have (up through and including the date hereof) against the Company on account of or in any way growing out of your employment by the Company or your separation therefrom, including but not limited to, any and all claims for damages or injury to any entity, person, property or reputation arising therefrom, claims for wages, employment benefits, tort claims and claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the New York Fair Employment Practice Act, the Ives-Quinn Act, the New York Wage Payment Act, the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance and any other federal, state or local law, statute, ordinance, guideline, regulation, order or common-law principle of any state relating to employment, employment contracts, wrongful discharge or any other matter.

     Release of Age Discrimination Claims. In further consideration of the promises made by the Company in this Agreement and Release, you specifically release the Company from all claims or rights you may have as of the date you sign this Agreement and Release arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sec. 621, et seq. You further agree that:

Mr. Peter Lane
December 20, 2005
Page 4


     (a) your waiver of rights under this release is knowing and voluntary and in compliance with the Older Workers Benefit Protection Act of 1990 (OWBPA);

     (b)  you understand the terms of this release;

     (c) the consideration provided in this Agreement and Release represents consideration over and above that to which you otherwise would be entitled, that the consideration would not have been provided had you not signed this release, and that the consideration is in exchange for the signing of this release;

     (d) the Company is hereby advising you in writing to consult with your attorney prior to executing this release;

     (e) the Company is giving you a period of twenty-one days within which to consider this release;

     (f) following your execution of this release you have seven days in which to revoke this release by written notice. To be effective, the revocation must be made in writing and delivered to and received by Pamela A. Davidson, Assistant Corporate Counsel, Hollinger International Inc., 350 North Orleans, Chicago, Illinois 60654, no later than 4:00 p.m. on the seventh day after you execute this release. An attempted revocation not actually received by Ms. Davidson before the revocation deadline will not be effective; and

     (g) this entire Agreement shall be void and of no force and effect if you choose to so revoke, and if you choose not to so revoke this Agreement and Release shall then become fully effective and enforceable.

     This Section does not waive rights or claims that may arise under the ADEA after the date you sign this Agreement and Release.

3. You agree to fully cooperate with the Company in the resolution and investigation of all remaining open issues relating to the Company, including but not limited to pending and future legal matters, internal investigations and the like, and in executing such further documentation as is deemed reasonably necessary in the opinion of the Company and you to effect your separation; and your agreement to the terms of this Agreement and Release.

4. You further acknowledge that the consideration given to you pursuant to this Agreement and Release represents a negotiated settlement as relates to the terms and conditions of your amicable departure from the Company and does not and shall not be construed or considered as an admission of liability on the part of either party.

5. You further hereby acknowledge, understand and agree that this Agreement and Release includes any and all claims arising under the Ontario Employment Standards Act, Human Rights Code, Workplace Safety and Insurance Act and/or other applicable legislation and that the consideration provided includes any amount that you may be entitled to under

Mr. Peter Lane
December 20, 2005
Page 5


     such legislation and you agree to immediately withdraw any complaint as settled and not to file any complaint pursuant to such legislation with respect to your employment or the termination of your employment with the Company.

6. You further agree not to make any claims or initiate proceedings against any other person, corporation or other entity that might claim contribution or indemnity under the provisions of any statute or otherwise against the Releasee.

7. You understand and agree to indemnify and hold harmless the Releasee from any assessment for income tax and other statutory deductions that may be made under statutory authority, relating to the payments being made to you under this Agreement and Release.

8. You further understand and agree that it is a condition of this Agreement and Release that the terms of the agreement between the parties are strictly confidential and both parties agree not to disclose either the whole or part of this Agreement and Release to anyone except their legal, tax, financial advisors and/or spouse. In particular, but without limiting the generality of the foregoing, you agree that you will not, under any circumstances, discuss the terms and conditions of this Agreement and Release, nor the circumstances under which your employment with the Releasee ended, with any known client(s), supplier(s) or consumer(s) of the Releasee.

9. You acknowledge and agree that during your employment with the Releasee you had or may have had access to certain confidential and proprietary information of the Releasee, the disclosure of which could be harmful to the interests of the Releasee. You acknowledge and agree that you have taken and will in the future take appropriate precautions to safeguard such confidential and proprietary information. Further, you agree that you will respect and abide by the terms of any employee confidentially agreement that you may have executed with the Releasee.

10. You agree to immediately return, without making copies or disclosing information relating thereto, any and all property, equipment, information, material, records or documents, including but not limited to vehicles, parking passes, security passes, credit cards, keys, computer and computer programs, in your possession or control belonging to or respecting the Releasee, to the Releasee on or before the Effective Date, except those items specifically set forth in Paragraph 8 of the consideration section of this Agreement and Release.

11. You further agree to refrain from making any disparaging comments regarding the Releasee, your employment with the Releasee. or termination thereof, to any person including but not limited to any known former or current employees of the Releasee, suppliers or related business contacts, advertisers or associates of the Releasee. You understand and agree that this confidentiality provision is a critical and fundamental condition of the settlement and is an essential part of the consideration for this Agreement and Release.

Mr. Peter Lane
December 20, 2005
Page 6


12. You further agree that: the consideration provided in this Agreement and Release represents consideration over and above that to which you otherwise would be entitled, that the consideration would not have been provided had you not signed this Agreement and Release, and that the consideration is in exchange for the signing of this Agreement and Release.

13. You hereby represent and warrant that: (a) you have no pending claims against the Company with any Canadian or United States municipal, state/provincial, federal or other governmental or non-governmental entity; and (b) that you will not file any claims with respect to any events occurring on or before the date hereof. You also acknowledge and agree that by entering into this Agreement and Release you can never make claim or demand upon or sue the Company for any reason whatsoever relating to anything that has happened through the date hereof.

14. The parties agree that the provisions of this Agreement and Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision. This Agreement and Release sets forth the entire agreement between Peter Lane and the Releasee and supersedes any and all prior oral or written agreements or understandings between Peter Lane and the Releasee concerning the subject matter of this Agreement and Release.

15. This Agreement and Release shall be governed by laws of Ontario or any other applicable Federal or Provincial laws of Canada.

16. You hereby acknowledge (a) that the Releasee has given you a period of at least twenty one (21) days in which to review and consider this Agreement and Release; (b) that the Company has advised, and does hereby in writing advise, you have had opportunity to consult with counsel before signing this Agreement and Release; (c) that you have read this Agreement and Release in its entirety; (d) that you have had at least twenty one (21) days in which to confer with your own attorney for assistance and advice concerning this Agreement and Release; (e) that you understand the terms of this Agreement and Release; (f) that you understand that the terms of this Agreement and Release are legally enforceable; (g) that you have entered into this Agreement and Release freely, voluntarily, knowingly and willingly and were in no manner coerced into signing it; (h) that neither this Agreement and Release nor the discussion and negotiation leading to it are or were, in any manner, discriminatory; (i) that you were, and hereby are, encouraged to discuss any questions, problems, or issues concerning this Agreement and Release with the Company BEFORE signing it; (j) that you are waiving rights and claims you may have in exchange for consideration in addition to things of value to which you are already entitled; and (k) that after signing this Agreement and Release you have a period of seven (7) days in which to revoke your agreement, however, any such revocation must be in writing and must be addressed to Pamela A. Davidson, Assistant Corporate Counsel, Hollinger International Inc., 350 North Orleans, Chicago, Illinois 60654.

Mr. Peter Lane
December 20, 2005
Page 7


Peter, please indicate your understanding and acceptance of this Agreement and Release by executing both copies below, and retaining one fully executed original for your files and returning one fully executed original to me.

                                        Very truly yours,

                                        HOLLINGER INTERNATIONAL INC.


                                        By:
                                            ------------------------------------
                                            Gordon Paris,
                                            President and Chief Executive
                                            Officer


I hereby accept the terms of this agreement and agree to abide by the provisions hereof:


-------------------------------------
Peter Lane

Dated:
       ------------------------------